Exhibit 10.19
GLOBAL NOTICE OF RESTRICTED STOCK UNIT AWARD
EQUIPMENTSHARE.COM INC.
2016 EQUITY INCENTIVE PLAN
Terms defined in the Company’s 2016 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Global Notice of Restricted Stock Unit Award (“Notice of Grant”), unless otherwise defined herein. All references to “Carta” in this Notice of Restricted Stock Unit Award or the Restricted Stock Unit Agreement, attached as Annex A (the “RSU Agreement”), shall be interpreted as the equity management software currently in use by the Company.
The Participant named below has been granted an award of restricted stock units (“RSUs”), subject to the terms and conditions of the Plan and the Global Restricted Stock Unit Agreement, attached as Annex A under the Plan, including, if Participant is a citizen of a country other than the U.S. or is a resident, or works, outside of the U.S., any special terms and conditions in the addendum attached hereto (the “Addendum”), which constitutes part of the RSU Agreement, as follows:

Participant Name:	See Carta

Address:	See Carta

Total Number of RSUs:	See Carta

RSU Grant Date:	See Carta

Vesting Commencement Date:	See Carta
Expiration Date: The earlier to occur of: (a) the date on which settlement of all vested RSUs granted hereunder occurs and (b) the seventh year following the Grant Date.
Vesting:
(a)    Two-Tiered Vesting. The vesting of the RSUs is conditioned on satisfaction of two vesting requirements before the Expiration Date or earlier termination of the RSUs pursuant to the Plan or the RSU Agreement: a time- and service-based requirement (the “Service Requirement”) and a liquidity-event requirement (the “Liquidity Event Requirement”), each as described below.
(i)    Service Requirement. For so long as Participant is in Continuous Service (as defined below) through each applicable date, the Service Requirement will be satisfied as follows: (i) twenty-five percent (25%) of the RSUs subject to this award will vest on the first anniversary of the first Quarterly Vesting Date that is on or after the Vesting Commencement Date, and (ii) an additional 1/16 of the RSUs thereafter on each subsequent February 15, May 15, August 15 and November 15 (each, a “Quarterly Vesting Date”).
(ii)    Liquidity Event Requirement. The Liquidity Event Requirement will be satisfied on the earliest to occur of: (i) the effective date of an underwritten initial public offering of the Company’s securities (the “IPO”) or (ii) the date of an Acquisition, but only if the Acquisition also constitutes a permissible payment event as a change in ownership, effective control, or sale of substantially all of the assets, as provided under Section 409A (the earliest of the prong (i) or (ii) to occur, the “Initial Vesting Event”).

(b)    RSUs Vested at Initial Vesting Event. If at the time of the Initial Vesting Event, Participant is not in Continuous Service and did not meet the Service Requirement with respect to any portion of the RSUs, then no portion of the RSUs shall vest. If at the time of the Initial Vesting Event, Participant is in Continuous Service or has ceased to be in Continuous Service but did meet the Service Requirement with respect to any portion of the RSUs, then the RSUs shall vest as to the number of RSUs, if any, that have satisfied the Service Requirement as of the Initial Vesting Event in accordance with clause (a)(i) above.
(c)    RSUs Vested after Initial Vesting Event. If Participant is in Continuous Service at the time of the Initial Vesting Event, then with respect to RSUs that have not vested as of the Initial Vesting Event under the preceding clause (b) above, vesting shall continue after the Initial Vesting Event in accordance with the Service Requirement set forth in clause (a)(i) above (each subsequent vesting date, a “Subsequent Vesting Event”).
“Continuous Service” means Participant continues to provide services as an employee, officer, director or consultant to the Company or a Subsidiary, or Parent of the Company.
Settlement: RSUs shall be settled no later than March 15 of the calendar year following the calendar year in which each Vesting Event occurs. Settlement means the delivery of the Shares vested under an RSU. Settlement of RSUs shall be in Shares. Settlement of vested RSUs shall occur whether or not Participant is in Continuous Service at the time of settlement. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Notice of Grant.
Participant understands that Participant’s employment or consulting relationship is for an unspecified duration, can be terminated at any time (i.e., is “at-will”) and that nothing in this Notice of Grant, the RSU Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Grant is conditioned on the occurrence of an Initial Vesting Event or a Subsequent Vesting Event. Participant also understands that this Notice of Grant is subject to the terms and conditions of both the RSU Agreement and the Plan, each of which are incorporated herein by reference. Participant has read both the RSU Agreement and the Plan.
Execution and Delivery: This Notice of Grant may be executed and delivered electronically whether via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company. By Participant’s acceptance hereof (whether written, electronic or otherwise), Participant agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, Participant accepts the electronic delivery of any documents the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with this grant (including the Plan, the Notice of Grant, this RSU Agreement, any disclosures provided pursuant to Rule 701, account statements or other communications or information) whether via the Company’s intranet or the internet site of another third party or via email, or other means of electronic delivery specified by the Company. Participant agrees and acknowledges that the vesting schedule may change prospectively in the event that Participant’s service status changes between full and part-time status in accordance with any applicable Company policies relating to work schedules and vesting of equity awards.
By Participant’s and the Company’s acceptance hereof (in each case, whether written, electronic or otherwise), Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and the RSU Agreement.
2

ANNEX A
GLOBAL RESTRICTED STOCK UNIT AGREEMENT
EQUIPMENTSHARE.COM INC.
2016 EQUITY INCENTIVE PLAN
Participant has been granted RSUs subject to the terms, restrictions and conditions of the Company’s 2016 Equity Incentive Plan (the “Plan”), the Global Notice of Restricted Stock Unit Award (“Notice of Grant”) and this Restricted Stock Unit Agreement, including, if Participant is a citizen of a country other than the U.S. or is a resident, or works, outside of the U.S., any special terms and conditions in the addendum attached hereto (the “Addendum” and, together with this Global Restricted Stock Unit Agreement, this “Agreement”). Unless otherwise defined herein or in the Notice of Grant, the terms defined in the Plan shall have the same defined meanings in this Agreement.
1.    No Stockholder Rights. Until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares. As a condition to the issuance of any Shares in settlement of vested RSUs, Participant agrees to enter into a joinder to be bound by any stockholders’ agreement by and between the Company and its stockholders in force from time to time.
2.    Dividend Equivalents. Dividend equivalents, if any, shall not be credited to Participant in respect of Participant’s RSUs, except as otherwise permitted by the Committee.
3.    No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will or by the laws of descent and distribution. Any transferee who receives an interest in the RSU or the underlying Shares upon the death of Participant shall acknowledge in writing that the RSU shall continue to be subject to the restrictions set forth in this Section 3.
4.    Termination. The RSUs shall terminate on the Expiration Date or earlier as provided in this Section 4. If Participant’s Continuous Service has been Terminated for any reason, all RSUs for which vesting is no longer possible under the terms of the Notice of Grant and this Agreement shall be forfeited to the Company forthwith, and all rights of Participant to the RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether Termination has occurred and the effective date of such Termination.
5.    Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice of Grant, this Agreement, and the provisions of the Plan (incorporated herein by reference). Participant (i) acknowledges receipt of a copy of each of the foregoing documents, (ii) represents that Participant has carefully read and is familiar with their provisions and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.
6.    Limitations on Transfer of Stock. In addition to any other limitation on transfer created by applicable securities laws, Participant shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this Agreement (including the Addendum) except with the Company’s prior written consent and in compliance with the Plan, this Agreement (including the Addendum), the Company’s Bylaws, the Company’s then-current insider trading policy and applicable securities and other laws. The restrictions on transfer also include a prohibition on any short position, any “put equivalent position” or any “call equivalent position” by the RSU holder with respect to the RSU itself as well as any shares issuable upon settlement of the RSU prior to the settlement thereof until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).
7.    Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such shares or interest subject to the provisions of this Agreement, including the transfer restrictions of Sections 3 and 6, and the transferee shall acknowledge the restrictions in writing. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.
8.    Responsibility for Taxes
(a)    General. Regardless of any action the Company or the Employer takes with respect to any and all applicable foreign, federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account, withholding and other tax-related items related to the RSUs and Participant’s participation in the Plan and legally applicable to Participant, including, as applicable, obligations of the Company or the Employer (all the foregoing tax-related items, “Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due from Participant is and remains Participant’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding any Tax-Related Items or the treatment thereof in connection with any aspect of the RSUs, including the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends, and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant acknowledges that if Participant is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant acknowledges that Participant’s liability for Tax-Related Items may exceed the amount actually withheld by the Company or the Employer.
(b)    Arrangements to Satisfy Tax-Related Items. Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) accept a cash payment in the amount of Tax-Related Items, (ii) withhold whole Shares which would otherwise be delivered to Participant having an aggregate Fair Market Value as of the determination date or withhold an amount from Participant’s wages or other cash compensation or any other amounts which would otherwise be payable to Participant by the Company and/or the Employer, equal to the amount necessary to satisfy any such obligations, or (iii) withhold from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); all to the extent permissible under applicable laws and under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the method of withholding shall be through a mandatory sale under (iii) above, and as to minimum statutory withholding rates only.
(c)    Maximum Withholding. The Company and/or the Employer may withhold or account for Tax-Related Items by considering up to applicable maximum statutory tax rates (including withholding tax rates). If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the RSUs, notwithstanding that a number of shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items. Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for or may otherwise be liable for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company shall have sole discretion to deliver the Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items as described in this Section 8 and Participant unconditionally consents to and approves any such action taken by the Company. Participant (or any beneficiary or person entitled to act on Participant’s behalf) shall provide the Company with any forms, documents or other information reasonably required by the Company in connection with the Company’s or the Employer’s withholding and/or tax reporting obligations.
9.    Code Section 409A. If Participant is a U.S. taxpayer, to the extent applicable, for purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of termination of employment to be a “specified employee” under Section 409A, then the payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from the Company or (ii) the date of Participant’s death following a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. The first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid during the period between Participant’s termination of employment and the first payment date but for the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule. The occurrence of the Initial Vesting Event prior to the Expiration Date is intended to be a “substantial risk of forfeiture,” within the meaning of Section 409A, and the settlements related to the Initial Vesting Date and any Subsequent Vesting Date are each intended to be an exempt “short-term deferral,” within the meaning of Section 409A and the Company intends that its initial tax position on its tax return will be consistent with this intent absent a change in legal guidance or other circumstance. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder comply with Section 409A. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the U.S. Treasury Regulations.
10.    Certain Tax Consequences and No Advice Regarding Grant. PARTICIPANT ACKNOWLEDGES THAT THERE WILL BE TAX CONSEQUENCES UPON VESTING AND/OR SETTLEMENT OF THE RSUS AND/OR THE CESSATION OF ANY APPLICABLE RESTRICTION ON THE SALE OF ANY SHARES RECEIVED IN CONNECTION THEREWITH, AND/OR DISPOSITION OF THE SHARES, IF ANY, RECEIVED IN CONNECTION THEREWITH. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH THE PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION BEFORE ACCEPTING THE RSUS, THE VESTING OF THE RSUS, SETTLING OR DISPOSING OF THE SHARES OR ANY OTHER EVENT AS SET OUT ABOVE OCCURS. The Company is not providing any tax, legal, or financial advice, nor is the Company making any representations or recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares. Participant has obtained any necessary advice from an appropriate independent professional adviser in relation to the Tax-Related Items in connection with the grant, vesting, settlement, assignment, cancellation or any other disposal of the RSUs pursuant to the Plan, cessation of any applicable restriction on the sale of any Shares, cessation of employment, and on any subsequent sale of the Shares. In signing and returning this Agreement, Participant is confirming that appropriate advice has been sought from an independent adviser.
11.    Compliance with Laws and Regulations.
(a)    General. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant (including any written representations, warranties and agreements as the Committee may request of Participant for compliance with applicable laws) with all applicable foreign and U.S. state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of the issuance or transfer. Participant may not be issued any Shares if the issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or sell the Shares.
(b)    Non-U.S. Participants. If Participant’s country of residence is other than the United States, Participant makes the following additional representations, warranties and agreements:
(i)    Participant is not a U.S. Person as defined in Rule 902(k) of Regulation S under the Securities Act. The offer and sale of the Shares to such Participant was made in an offshore transaction (as defined in Rule 902(h) of Regulation S), no directed selling efforts (as defined in Rule 902(c) of Regulation S) were made in the United States, and the Participant is not acquiring the Shares for the account or benefit of any U.S. Person;
(ii)    Participant will not, during the Restricted Period applicable to the Shares included in the legend set forth in Section 12(b)(ii) below (the “Restricted Period”) and on any certificate representing the Shares, offer or sell any of the foregoing securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person or other than in accordance with Regulation S;
(iii)    Participant will, after the expiration of the applicable Restricted Period, offer, sell, pledge or otherwise transfer the Shares (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Securities Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws; and
(iv)    Participant acknowledges and agrees that the Company shall not register the transfer of the Shares in violation of this Agreement, the Plan or any of the restrictions set forth herein or therein.
12.    Restrictive Legends and Stop-Transfer Orders.
(a)    General. The certificates representing the Shares issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, this

Agreement, the Bylaws, or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which such shares of the Company’s Common Stock are listed, and any applicable federal, foreign or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The certificates representing the Shares issued hereunder shall bear the following legends, in addition to any other legends deemed advisable by the Committee:
(i)    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN RESTRICTED STOCK UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS (AND POSSIBLY LONGER) AFTER THE EFFECTIVE DATE OF CERTAIN PUBLIC OFFERINGS OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.
(ii)    THE TRANSFER OF SECURITIES REFERENCED HEREIN IS SUBJECT TO RESTRICTIONS REQUIRING APPROVAL OF THE COMPANY PURSUANT TO AND IN ACCORDANCE WITH THE COMPANY’S BYLAWS, COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS. THE COMPANY SHALL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED TRANSFER OF SHARES OF STOCK THAT DOES NOT COMPLY WITH THE COMPANY’S BYLAWS.
(b)    U.S. Participants.     Participant understands and agrees that, if Participant’s country of residence is the United States, then the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares: THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS
(c)    Non-U.S. Participants; Regulation S. Participant understands and agrees that, if Participant’s country of residence is other than the United States, the certificates evidencing the Shares will bear the legend set forth below or similar legends:
(i)    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, AND THE COMPANY DOES NOT INTEND TO REGISTER THEM.
(ii)    PRIOR TO A DATE THAT IS ONE YEAR STARTING FROM THE DATE OF SALE OF THE SHARES, THE SHARES MAY NOT BE OFFERED OR SOLD

(INCLUDING OPENING A SHORT POSITION IN SUCH SECURITIES) IN THE UNITED STATES OR TO U.S. PERSONS AS DEFINED BY RULE 902(K) ADOPTED UNDER THE ACT, OTHER THAN TO DISTRIBUTORS, UNLESS THE SHARES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. HOLDERS OF SHARES PRIOR TO ONE YEAR STARTING FROM THE DATE OF SALE OF THE SHARES MAY RESELL SUCH SHARES ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR OTHERWISE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT, OR IN TRANSACTIONS EFFECTED OUTSIDE OF THE UNITED STATES, PROVIDED THEY DO NOT SOLICIT (AND NO ONE ACTING ON THEIR BEHALF SOLICITS) PARTICIPANTS IN THE UNITED STATES OR OTHERWISE ENGAGE(S) IN SELLING EFFORTS IN THE UNITED STATES AND PROVIDED THAT HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.
(iii)    A HOLDER OF THE SHARES WHO IS A DISTRIBUTOR, DEALER, SUB-UNDERWRITER OR OTHER SECURITIES PROFESSIONAL, IN ADDITION, CANNOT, PRIOR TO ONE YEAR STARTING FROM THE DATE OF SALE OF THE SHARES, RESELL THE SHARES TO A U.S. PERSON AS DEFINED BY RULE 902(K) OF REGULATION S UNLESS THE SHARES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.
13.    Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Bylaws or this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.
14.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
15.    Entire Agreement; Severability. The Plan and the Notice of Grant are incorporated herein by reference. The Plan, the Notice of Grant and this Agreement (including the Addendum) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof (including, without limitation, any commitment to make any other form of equity award (such as stock options) that may have been set forth in any employment offer letter or other agreement between the parties). If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
16.    Market Standoff Agreement. Participant agrees that, subject to any early release provisions that apply pro rata to stockholders of the Company according to their holdings of common stock (determined on an as- converted into common stock basis), Participant will not, for a period of up to one hundred eighty (180) days (plus up to an additional thirty five (35) days to the extent reasonably requested by the Company or such underwriter(s) to accommodate regulatory restrictions on the publication or other distribution of research reports or earnings releases by the Company, including NASD and NYSE rules) following the effective date of the registration statement filed with the SEC relating to the IPO, directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any common stock or securities convertible into common stock, except for: (i) transfers of Shares permitted under Section 6 hereof so long as such transferee furnishes to the Company and the managing underwriter their written consent to be bound by this Section as a condition precedent to such transfer; and (ii) sales of any securities to be included in the registration statement for the IPO. For the avoidance of doubt, the provisions of this Section shall only apply to the IPO. The restricted period shall in any event terminate two (2) years after the closing date of the IPO. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period. Participant further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing restrictions on transfer. For the avoidance of doubt, the foregoing provisions of this Section shall not apply to any registration of securities of the Company (a) under an employee benefit plan or (b) in a merger, consolidation, business combination or similar transaction.
17.    Award Subject to Company Clawback or Recoupment. The RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service that is applicable to executive officers, employees, directors or other service providers of the Company or any Parent or Subsidiary of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs.
18.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s Continuous Service, for any reason, with or without cause.
19.    Information to Participants. If the Company is relying on an exemption from registration under Section 12(h)-1 of the Exchange Act and such information is required to be provided by Section 12(h)-1, the Company shall provide the information described in Rules 701(e)(3), (4) and (5) of the Securities Act by a method allowed under Section 12(h)-1 of the Exchange Act in accordance with Section 12(h)-1 of the Exchange Act, provided, that Participant agrees to keep the information confidential.
20.    Delivery of Documents and Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time an electronic confirmation of receipt is received, if delivery is by email; (iii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iv) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (v) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier. Any notice not delivered personally or by email will be sent with postage and/or other charges prepaid and properly addressed to Participant at the last known address or facsimile number on the books of the Company, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Company, to it at its principal place of business. Notices to the Company will be marked “Attention: Chief Financial Officer.” Notices by facsimile shall be machine verified as received.

21.    Addendum. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to any special terms and conditions set forth in the Addendum attached hereto if Participant’s country of residence is other than the United States, including the special terms and conditions (if any) set forth beneath the name of such country on the Addendum. Moreover, if Participant relocates to a country other than the United States, the special terms and conditions set forth in the Addendum, including the special terms and conditions (if any) set forth beneath the name of such country on the Addendum, will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes an integral part of this Agreement to the extent applicable to Participant from time to time.
22.    Choice of Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Boone County, Missouri, or the federal courts for the United States for the Western District of Missouri, and no other courts, where this grant is made and/or to be performed.

ADDENDUM
TO
GLOBAL RESTRICTED STOCK UNIT AGREEMENT
TERMS AND CONDITIONS
FOR NON-U.S. PARTICIPANTS
Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Global Notice of Restricted Stock Unit Award, the Global Restricted Stock Unit Agreement to which this Addendum is attached and/or the Plan, as applicable.
Terms and Conditions
This Addendum includes additional terms and conditions that govern the RSUs granted to Participant under the Plan if Participant resides and/or works outside of the United States.
If Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the RSU Grant Date, is a consultant, changes employment status to a consultant position or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to Participant. References to Participant’s Employer shall include any entity that engages Participant’s services.
In accepting the RSUs, Participant acknowledges, understands and agrees to the following:
1.    Data Privacy Information and Consent. The Company is located at 5710 Bull Run Drive, Columbia, Missouri, United States, and grants awards to employees of the Company and its Subsidiaries, Parent and Affiliates, at the Company’s sole discretion. If Participant would like to participate in the Plan, please review the following information about the Company’s data processing practices.
1.1    Data Collection and Usage. The Company or, if different, Participant’s employer (the “Employer”), and its Subsidiaries, Parent or Affiliates collect, process, disclose, transfer and use personal data about Plan participants that is necessary for the purpose of implementing, administering and managing the Plan. This personal data may include Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality and citizenship, job title, any shares or directorships held in the Company, details of all awards or other entitlements to Shares, granted, canceled, settled, vested, unvested or outstanding in Participant’s favor and any other personal information that could identify Participant (collectively, without limitation, “Data”), which the Company receives from Participant or the Employer. If the Company offers Participant an award under the Plan, then the Company, Employer and its Subsidiaries, Parent or Affiliates will collect, process, disclose, transfer and use Participant’s Data for purposes of allocating stock and implementing, administering and managing the Plan and will process such Data in accordance with the Company’s then-current data privacy policies, which are made available to Participant upon commencing employment and also available upon request, and in accordance with applicable laws.
1.2    Stock Plan Administration Service Providers. The Company transfers Data to an independent stock plan administrator and other third parties based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the

Company may select a different service provider and share Participant’s Data with another company that serves in a similar manner. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. The Company’s service provider may open an account for Participant to receive Shares. Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to Participant’s ability to participate in the Plan. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative, only if permitted by applicable laws and regulations. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan.
1.3    Data Retention. The Company will use Participant’s Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs Participant’s Data, the Company will remove it from its systems. If the Company keeps Participant’s Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.
1.4    Consent; Voluntariness and Consequences of Denial or Withdrawal. Where permitted by applicable local law in the country where Participant resides, consent is a requirement for participation in the Plan. In such cases, by accepting this grant, Participant hereby agrees with the data processing practices as described in this notice and grants such consent to the processing and transfer of his or her Data as described in this Addendum and as necessary for the purpose of administering the Plan. Participant’s participation in the Plan and Participant’s grant of consent is purely voluntary. Participant may deny or withdraw his or her consent at any time; provided that if Participant does not consent, or if Participant withdraws his or her consent, Participant cannot participate in the Plan unless required by applicable law. This would not affect Participant’s salary as an employee or his or her career; Participant would merely forfeit the opportunities associated with the Plan.
1.5    Data Subject Rights. Participant has a number of rights under data privacy laws in his or her country. Depending on where Participant is based, Participant’s rights may include the right to (i) request access or copies of Participant’s Data the Company processes, (ii) have the Company rectify Participant’s incorrect Data and/or delete Participant’s Data, (iv) restrict processing of Participant’s Data, (v) have portability of Participant’s Data, (vi) lodge complaints with the competent tax authorities in Participant’s country and/or (vii) obtain a list with the names and addresses of any potential recipients of Participant’s Data. To receive clarification regarding Participant’s rights or to exercise Participant’s rights please contact the Company at 5710 Bull Run Drive, Columbia, Missouri 65201, United States, Attn: Legal Dept.
2.    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, if and when the Shares are publicly listed on any stock exchange, depending on his or her country, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of Shares or rights to the Shares, or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws and/or regulations in applicable jurisdictions or Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by Participant before possessing the inside information. Furthermore, Participant may be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant is advised to speak to his or her personal advisor on this matter.
3.    Language. Participant acknowledges that he or she is sufficiently proficient in English to understand the terms and conditions of the Global Notice of Restricted Stock Unit Award, the Global Restricted Stock Unit Agreement and this Addendum. Furthermore, if Participant has received the Global Notice of Restricted Stock Unit Award, the Global Restricted Stock Unit Agreement or this Addendum, or any other document related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
4.    Foreign Asset/Account Reporting Requirements. Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect Participant’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan in a brokerage account outside his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. It is Participant’s responsibility to be compliant with such regulations and Participant should speak with his or her personal advisor on this matter.
5.    Extraordinary Compensation. Participant acknowledges, understands and agrees that the RSUs and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for any purpose and are extraordinary items of compensation outside the scope of Participant’s employment contract, if any, and is not to be considered part of his or her normal or expected compensation for any purpose, including, without limitation, calculating severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments.
6.    Participation Ceases When Employment Ceases. For purposes of the RSUs, Participant’s service will be considered Terminated as of the date Participant is no longer actively providing services to the Company or any of its Parent, Subsidiaries, the Employer or Affiliates (regardless of the reason for such Termination and whether or not later found to be invalid or in breach of laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the Participant’s Continuous Service, unless determined by the Committee, in its discretion. Unless otherwise expressly provided in the Global Notice of Restricted Stock Unit Award, the Global Restricted Stock Unit Agreement or this Addendum or determined by the Company, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the RSUs (including whether Participant may still be considered to be providing services while on a leave of absence).
7.    Additional Acknowledgments and Agreements. In accepting the RSUs, Participant also acknowledges, understands and agrees that:
•the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
•the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
•all decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company;
•the RSUs and Participant’s participation in the Plan shall not create a right to employment or other service or be interpreted as forming or amending an employment or service contract with the Company, Employer, or any Subsidiary or Parent or Affiliate of the Company and shall not interfere with the ability of the Company, the Employer or any Subsidiary or Parent or Affiliate of the Company, as applicable, to terminate Participant’s employment or other service relationship;
•Participant is voluntarily participating in the Plan;
•the RSUs and any Shares acquired under the Plan are not intended to replace any pension or retirement rights or compensation;
•the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;
•if Participant acquires Shares upon settlement of the RSUs, the value of such Shares may increase or decrease in value;
•no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the Termination of Participant’s service (for any reason whatsoever, whether or not later found to be invalid or in breach of laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any of its Parent, Subsidiaries, Affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any of its Parent, Subsidiaries, Affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

•unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by the Global Notice of Restricted Stock Unit Award, the Global Restricted Stock Unit Agreement or this Addendum do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
•neither the Company, the Employer nor any Subsidiary, Parent or Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.
Notifications
This Addendum also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is provided solely for the convenience of Participant and is based on the securities, exchange control and other laws in effect in the respective countries as of the dates set forth below. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date by the time Participant vests or settles in the RSUs or sells any acquired Shares.
Participant is responsible for complying with all applicable tax, foreign asset reporting and/or exchange control rules that may apply in connection with participation in the Plan and/or the transfer of proceeds acquired thereunder. Prior to settlement of the RSUs or transfer of funds from or into Participant’s country, Participant should consult the local bank and/or Participant’s exchange control advisor, as interpretations of the applicable regulations may vary; additionally, exchange control rules and regulations are subject to change without notice.
In addition, the information contained in this Addendum is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation.
Finally, Participant understands that if he or she is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers to another country after the RSU Grant Date, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to Participant in the same manner.

IRELAND
Terms and Conditions
Tax Considerations. As a condition of participation in the Plan, you authorize the Company and/or your Employer to withhold all applicable taxes arising in connection with your participation in the Plan, regardless of whether such withholding may be required by law. You acknowledge that the withholding may be done by any of the methods permitted under the Plan; however, should the Company or your Employer fail to withhold any or all taxes for any reason, it remains your obligation to pay your tax liability, and neither the Company nor the Employer will be liable for your failure to satisfy your tax payment obligations.
Employment Considerations. By participating in the Plan, you acknowledge and agree that the benefits received in connection with the award will not be taken into account for any redundancy or unfair dismissal claim. Directors and secretaries of an Irish participating affiliate and their respective spouses and children under 18 years of age and family-held companies or trusts who receive an award under the Plan or sell shares acquired under the Plan must notify the Irish participating affiliate in writing within five business days of (i) receiving or disposing of an interest in the Company (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director or secretary if such an interest exists at the time. This notification rule applies as well to a shadow director of the Irish participating affiliate (i.e., an individual who is not on the board of the Irish participating affiliate but who has sufficient control so that the board of directors acts in accordance with the “directions or instructions” of the individual).